                                  SCHEDULE 14A
                                (RULE 14A - 101)

                              INFORMATION REQUIRED

                            SCHEDULE 14A INFORMATION

                 ProxyStatement Pursuant to Section 14(a) of the
           Securities Exchange Act of 1934 (Amendment No.____________)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))


                         Parallel Petroleum Corporation
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:

                  (2)      Form, Schedule or Registration Statement No.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                         PARALLEL PETROLEUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



Dear Stockholder:

         Notice is hereby given that Parallel's Annual Meeting of Stockholders will be held at the Amarillo Club, 600 S. Tyler, Amarillo, Texas 79101, on Tuesday, June 18, 2002 at 3:00 p.m.

         We intend to present for your approval at this meeting:

                  o the election of six Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

                  o the ratification of the reappointment of KPMG LLP as independent auditors for 2002; and

                  o the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

         If you were a holder of record of Parallel common stock at the close of business on May 10, 2002, you are entitled to vote at the Annual Meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                                      Thomas W. Ortloff
                                                      Secretary


May 17, 2002


YOUR VOTE IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE POSTAGE PAID ENVELOPE.

                         PARALLEL PETROLEUM CORPORATION

                         One Marienfeld Place, Suite 465
                                110 N. Marienfeld
                              Midland, Texas 79701
                                 (915) 684-3727

                                 PROXY STATEMENT

                                   ----------


SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of the Board of Directors of Parallel for the Annual Meeting of Stockholders. The meeting will be held at the Amarillo Club, 600 S. Tyler, Amarillo, Texas 79101, at 3:00 p.m. on Tuesday, June 18, 2002, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive office of the Company is located at One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.

         We will bear the cost of soliciting proxies. Proxies will be solicited primarily by mail, but may be supplemented by personal solicitation by officers, employees and Directors of Parallel. No additional compensation will be paid for their solicitation efforts. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy are first being mailed to stockholders on or about May 17, 2002.


VOTING AT THE ANNUAL MEETING

         The close of business on May 10, 2002 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. At that date, Parallel had issued and outstanding 20,663,861 shares of voting common stock.

         Holders of common stock are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote. Cumulative voting is not permitted.


QUORUM AND VOTING REQUIREMENTS

         The presence of a majority of the outstanding shares of common stock, whether in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. An abstention from voting on a matter or a proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval.

         A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes on one or more maters will have no impact on such matters since they are not considered "shares present" for voting purposes.

         Directors will be elected by a plurality of votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the selection by the Board of Directors of KPMG LLP as Parallel's independent auditor for 2002.


HOW TO REVOKE YOUR PROXY

         You may revoke a proxy at any time before it is voted. You can do this by delivering a later dated proxy or by notifying the Secretary in writing specifically revoking the proxy. Your attendance and voting in person at the Annual Meeting will also revoke a proxy. If you do not make any specification on the proxy, your shares will be voted in accordance with the recommendation of the Board of Directors as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.

                                 STOCK OWNERSHIP

         This table shows information as of May 10, 2002 about the beneficial ownership of common stock by: (1) each person known by us to own beneficially more than five percent of our outstanding common stock, (2) each executive officer of Parallel, (3) each Director and nominee for Director of Parallel, and
(4) all of our executive officers and Directors (and nominees) as a group:


                Name and Address                             Amount and Nature                          Percent
                       of                                           of                                    of
                Beneficial Owner                         Beneficial Ownership (1)                      Class (2)
               ------------------                        ------------------------                      ---------
   Thomas R. Cambridge                                           1,107,045 (3)                           5.27%
   2201 Civic Circle, Suite 216
   Amarillo, Texas  79109

   Dewayne E. Chitwood                                           1,618,557 (4)                           7.59%
   400 Pine St., Suite 700
   Abilene, Texas 79601

   Larry C. Oldham                                                 957,090 (5)                           4.54%
   One Marienfeld Place, Suite 465
   Midland, Texas  79701

   Martin B. Oring                                                  61,500 (6)
   706 Cinnamon Lane                                                                                       *
   Franklin Lakes, New Jersey 07417

   Charles R. Pannill                                              135,995 (7)
   3416 Acorn Run                                                                                          *
   Fort Worth, Texas  76019

   Jeffrey G. Shrader                                               42,500 (8)
   801 S. Filmore, Suite 600                                                                               *
   Amarillo, Texas 79105

   Eric A. Bayley                                                  223,490 (9)
   One Marienfeld Place, Suite 465                                                                       1.07%
   Midland, Texas 79701

   John S. Rutherford                                              111,300 (10)
   One Marienfeld Place, Suite 465                                                                         *
   Midland, Texas 79701

                Name and Address                             Amount and Nature                          Percent
                       of                                           of                                    of
                Beneficial Owner                         Beneficial Ownership (1)                      Class (2)
               ------------------                        ------------------------                      ---------
 Wes-Tex Drilling Company, L.P.                                  1,246,773 (11)                          5.94%
 519 First National Bank Building West
 Abilene, Texas 79601

 Julia Jones Matthews                                            1,942,856 (12)                          8.91%
 400 Pine, Suite 900
 Abilene, Texas 79601

 Dodge Jones Foundation                                          1,371,428 (13)                          6.34%
 400 Pine, Suite 900
 Abilene, Texas 79601

 All Executive Officers and Directors                            4,257,477 (14)                         18.85%
 as a Group (8 persons)

----------
* Less than one percent.

(1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.

(2) Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Shares of common stock that may be acquired within sixty days upon exercise of outstanding stock options or upon conversion of preferred stock are deemed to be outstanding.

(3) Includes 767,045 shares of common stock held indirectly through Cambridge Collateral Services, Ltd., a limited partnership of which Mr. Cambridge and his wife are the general partners. Also included are 350,000 shares of common stock underlying presently exercisable stock options held by Mr. Cambridge.

(4) Includes 932,488 shares of common stock held directly by Wes-Tex Drilling Company, L.P., a limited partnership, and 314,285 shares of common stock that may be acquired by Wes-Tex Drilling Company, L.P. upon conversion of 110,000 shares of preferred stock. In his capacity as president, chief executive officer and a manager of Wes-Tex Holdings, LLC, the general partner of Wes-Tex Drilling Company, L.P., Mr. Chitwood may be deemed to have shared voting and investment powers with respect to such shares. See note 11 below. Also included are 20,000 shares of common stock held by the Estate of Myrle Greathouse (the "Estate"); 157,142 shares that may be acquired by the Greathouse Charitable Remainder Trust (the "Trust") upon conversion of 55,000 shares of preferred stock; and 157,142 shares of common stock that may be acquired by the Greathouse Foundation (the "Foundation") upon conversion of 55,000 shares of preferred stock. Mr. Chitwood is the executor (but not a beneficiary) of the Estate, the trustee (but not a beneficiary) of the Trust and the executive director and a director of the Foundation. In these capacities, Mr. Chitwood may also be deemed to have shared voting and investment powers with respect to the shares of common stock beneficially owned by the Estate, the Trust and the Foundation. However, Mr. Chitwood disclaims beneficial ownership of all shares of common stock held by Wes-Tex Drilling Company, L.P., the Estate, Trust and Foundation. Also included are 37,500 shares of common stock underlying presently exercisable stock options held by Mr. Chitwood.

(5) Includes 200,000 shares of common stock held individually through Oldham Properties, Ltd., a limited partnership of which Mr. Oldham is the general partner and he and his wife are the limited partners. Also included are 420,000 shares of common stock underlying presently exercisable stock options held by Mr. Oldham.

(6) Of the total number of shares shown, 24,000 shares are held directly by Mr. Oring's wife and 37,500 shares may be acquired by Mr. Oring upon exercise of stock options held by Mr. Oring.

(7) Includes 97,500 shares of common stock underlying presently exercisable stock options. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

(8) Includes 37,500 shares of common stock underlying presently exercisable stock options.

(9) Includes 205,000 shares of common stock underlying presently exercisable stock options. A total of 6,790 shares of common stock are held indirectly by Mr. Bayley through individual retirement accounts and Parallel's 408(k) Plan.

(10) Includes 108,750 shares of common stock underlying presently exercisable stock options. Also included are 2550 shares held indirectly by Mr. Rutherford through his 408(k) Plan.

(11) Includes 314,285 shares of common stock that may be acquired upon conversion of 110,000 shares of preferred stock. See note 4 above.

(12) Includes 400,000 shares of common stock owned directly by the Julia Jones Matthews Family Trust and 171,428 shares of common stock that may be acquired by the Trust upon conversion of 60,000 shares of preferred stock held directly by the Trust. By virtue of her position as the President and a Director of the Dodge Jones Foundation, Matthews has shared voting and investment powers with respect to, and may also be deemed to be the beneficial owner of, 971,428 shares of common stock that may be acquired by the Dodge Jones Foundation upon conversion of 340,000 shares of preferred stock held by it, and 400,000 shares of common stock that are owned directly by the Dodge Jones Foundation. Matthews disclaims beneficial ownership of all shares of common stock beneficially owned by the Dodge Jones Foundation. See note 14.

(13) Includes 971,428 shares that may be acquired upon conversion of 340,000 shares of preferred stock. The Dodge Jones Foundation has shared voting and investment powers with respect to such shares of common stock. See note 12.

(14) Includes 1,293,750 shares of common stock underlying stock options that are presently exercisable or that become exercisable within sixty days and 628,569 shares of common stock that may be acquired upon conversion of 220,000 shares of preferred stock.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Parallel's Directors and officers to file periodic reports with the SEC. These reports show the Directors' and officers' ownership, and the changes in ownership, of Parallel's common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements were complied with during 2001, except that one transaction involving Mr. Oldham's exercise of an employee stock option was reported in one Form 4 report that was filed late.


                              ELECTION OF DIRECTORS

         Our Directors are elected annually by our stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The number of directors comprising the whole Board is determined by the Board of Directors. Our six current Directors and nominees were elected as Directors at the last annual meeting of stockholders. Mr. E. R. Duke, a former Director, was also elected as a Director at last year's annual meeting and he served in such capacity until his death in January, 2002. On January 24, 2002, following Mr. Duke's death, the Board of Directors reduced the size of the Board from seven to six directors. All nominees have consented to serve as Directors if elected at the Annual Meeting. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board has no reason to expect that any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the six nominees named below unless other instructions are shown on the proxy card.


         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING SIX NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING.

                                                 Director
        Nominee                                    Since                     Position with Company
        -------                                  ---------                   -------------------------
Thomas R. Cambridge                               1985                       Chairman of the Board of
                                                                             Directors and Chief
                                                                             Executive Officer

Larry C. Oldham                                   1979                       President, Treasurer and
                                                                             Director

Dewayne E. Chitwood(1)                            2000                       Director

Martin B. Oring(1)(2)                             2001                       Director

Charles R. Pannill(1)(2)                          1982                       Director

Jeffrey G. Shrader(1)(2)                          2001                       Director


----------
(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.


         Mr. Cambridge, age 66, is an independent petroleum geologist engaged in the exploration for, development and production of oil and natural gas. Since 1990, these activities have been carried out through Cambridge Production, Inc., a Texas corporation. Mr. Cambridge has served as a Director of the Company since February, 1985; as President during the period from October, 1985 to October, 1994; and as Chairman of the Board of Directors and Chief Executive Officer since October, 1985.

         Mr. Chitwood, age 64, is president, chief executive officer and a manager of Wes-Tex Holdings, LLC, the general partner of Wes-Tex Drilling Company, L.P., a partnership engaged in oil and gas exploration and production. During the five-year period preceding Mr. Chitwood's association with Wes- Tex in 1997, he was an owner and founder of CBS Insurance L.P., a general insurance agency.

         Mr. Oldham, age 48, a founder of Parallel, has served as an officer and Director of Parallel since its formation in 1979. Mr. Oldham became President in October, 1994, and served as Executive Vice President prior to that time. Mr. Oldham is a member of the Permian Basin Landman's Association.

         Mr. Oring, age 56, is the president and owner of Wealth Preservation, LLC, a financial counseling firm founded by Mr. Oring in January, 2001. From 1998 to December, 2000, Mr. Oring was Managing Director Executive Services of Prudential Securities Incorporated, and from 1996 to 1998, Mr. Oring was Managing Director Capital Markets of Prudential Securities Incorporated. From 1989 to 1996, Mr. Oring was Manager of Capital Planning for The Chase Manhattan Corporation.

         Mr. Pannill, age 75, was employed by The Western Company of North America for over thirty years until his retirement in February, 1982. During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director.

         Mr. Shrader, age 51, has been a shareholder in the law firm of Sprouse, Smith & Rowley, P.C., Amarillo, Texas, since January, 1993. Mr. Shrader has also been a director of Hastings Entertainment, Inc. since 1992.


OTHER INFORMATION; COMMITTEES OF THE BOARD

         Five meetings of the Board of Directors were held in 2001. Mr. Duke, a former Director of the Company, was absent one meeting. Each other Director attended all meetings of the Board held during the period in which he was a Director. The Directors took action by unanimous written consent on one occasion during 2001.

         The Board has two permanent committees: the Compensation Committee and the Audit Committee. We do not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors.

         The Compensation Committee administers our stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and terms of benefit arrangements with Parallel's officers and the making of awards under such arrangements. In 2001, Mr. Pannill and Mr. Chitwood each served as a member of the Compensation Committee for a portion of the year. Mr. Duke was a member of the Compensation Committee for the entire year. Mr. Chitwood replaced Mr. Pannill on the Compensation Committee on May 2, 2001 and Mr. Chitwood and Mr. Duke served as members of the Compensation Committee throughout the remainder of 2001. On January 24, 2002, following Mr. Duke's death, the membership of the Compensation Committee was changed to include Mr. Chitwood, Mr. Oring, Mr. Pannill and Mr. Shrader, the current members of the Compensation Committee. The Compensation Committee held four meetings in 2001 and took action by unanimous written consent on one occasion. Each member of the Compensation Committee attended all meetings held during the period in which he was a member.

         The Audit Committee of the Board of Directors reviews the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to our accounting practices, policies and procedures. As prescribed by our Audit Committee charter, the Audit Committee is also responsible for overseeing management's conduct of our financial reporting process, our systems of internal accounting and financial controls, and the independent audit of our financial statements.

         During the period from January 1, 2001 to May 2, 2001, the members of the Audit Committee were Mr. Duke and Mr. Chitwood. Since May 2, 2001, the Audit Committee has been composed of Mr. Oring, Mr. Pannill and Mr. Shrader. Two meetings of the Audit Committee were held in 2001 when the members were Mr. Duke and Mr. Chitwood. Two other meetings of the Audit Committee were held in 2001 when the members were Messrs. Oring, Pannill and Shrader. Each member of the Audit Committee attended all meetings held during the period in which he was a member.


REPORT OF THE AUDIT COMMITTEE


         Our Audit Committee is presently composed of Mr. Oring, Mr. Pannill and Mr. Shrader. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management's conduct of our financial reporting process, our systems of internal accounting and financial controls, and the independent audit of our financial statements by our independent auditors, KPMG LLP.

         The Audit Committee reviews the charter annually to ensure that it meets the listing standards for issuers with securities listed for trading on The Nasdaq Stock Market. The charter specifies that the Audit Committee will have at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements. At least one member of our Audit Committee must have past employment experience in finance or accounting. Each of the current Audit Committee members is an "independent director" as defined in the applicable listing standards. The Audit Committee recommends to the Board the appointment of auditors for the Company.

         The Audit Committee reviewed and discussed the audited financial statements with both management and KPMG LLP. Specifically, the Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The Audit Committee received from KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG LLP the issue of its independence from Parallel.

         Based on the Audit Committee's review of the audited financial statements and its discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


                                                   Martin B. Oring
                                                   Charles R. Pannill
                                                   Jeffrey G. Shrader

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit and quarterly reviews of our financial statements for the fiscal year ended December 31, 2001 were $72,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2- 01 of Regulation S-X rendered by KPMG LLP for the fiscal year ended December 31, 2001.


ALL OTHER FEES

         All other fees billed or to be billed by KPMG LLP for the fiscal year ending December 31, 2001 for services other than those described above were $5,000. These fees relate to the review and consultation on auditing and accounting matters related to (a) new SEC requirements, (b) audit committee consultations and (c) additional review of property write-offs, tax accrual and impairment calculation.

         The Audit Committee has concluded that the provision of services covered in the sections captioned "Financial Information Systems Design and Implementation Fees" and "All Other Fees" are compatible with maintaining KPMG LLP's independence.


                             EXECUTIVE COMPENSATION


REPORT OF THE COMPENSATION COMMITTEE

         Our Committee is responsible for formulating and administering the overall compensation principles and plans for Parallel, including establishing the compensation paid to our officers, administering our stock option plans and, generally, reviewing our compensation programs at least annually. None of the members of the Compensation Committee are current or former employees of Parallel.

         Goals and Objectives

         Creating value for our stockholders is the primary objective of Parallel's Board. Our Committee supports this objective by establishing compensation arrangements that will attract and retain qualified executives. At the same time, we are mindful of, and try to balance our executive compensation arrangements with, the interests and concerns of stockholders. We try to emphasize compensation arrangements that we believe will (1) motivate and retain talented individuals and reward performance, (2) provide long term performance incentives, (3) encourage the application of prudent decision making processes in an industry marked by volatility and high risk and (4) maintain the alignment of management's interests with the interests of Parallel stockholders.

         Compensation Components

         In the past, we have generally reviewed executive compensation in June of each year. In reviewing the overall compensation of our officers, we consider the following components of executive compensation:

                  o        base salaries;

                  o        stock option grants;

                  o        cash bonuses;

                  o        insurance plans; and

                  o contributions by Parallel to the 408(k) retirement plan.

         Evaluation Factors

         Historically, we have evaluated compensation paid to our officers based upon the following factors:

                  o        Parallel's oil and gas reserves;

                  o        the market value of Parallel's common stock;

                  o        cash flow and earnings;

                  o the extent to which the officers have been successful in finding and creating opportunities for Parallel to participate in drilling or acquisition ventures having quality prospects;

                  o the ability of our officers to formulate and maintain sound budgets for drilling ventures and other business activities;

                  o        the overall financial condition of Parallel;

                  o        the extent to which proposed business plans are met;

                  o comparing the compensation packages of our officers with the compensation packages of officers of other companies similar to Parallel;

                  o the volatility of our industry and, in particular, the performance of our executives during periods of depressed industry conditions; and

                  o the individual performance, leadership, business knowledge and level of responsibility of our officers.

We do not assign relative weights or rankings to these factors. Instead, we make subjective determinations based upon a consideration of all of these factors.

         In establishing base salaries for our officers, we have not relied on independent consultants to analyze or prepare formal surveys for us. However, when considering salary increases we do make informal comparisons of our executives' compensation with the compensation paid to executives of other publicly and privately held companies similar to Parallel. We also rely on our general knowledge and experience in the oil and gas industry, focusing on a subjective analysis of each of our executive's contributions to Parallel's overall performance. In addition, we take into account the fact that we do not provide significant perquisites to our executive officers. While specific performance levels or "benchmarks" are not used to establish salaries or grant stock options, we do take into account historic comparisons of Parallel's performance. With respect to awards of stock options, we attempt to provide the executives with a long term incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of our common stock increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the common stock on the date of grant. When awarding stock options, we consider the number of options granted on prior occasions and the length of time between option grants. We believe that granting stock options encourages long term performance and helps align the interests of management with our stockholders.

         CEO Compensation

         In the case of Mr. Cambridge, the Chief Executive Officer of Parallel, the factors we consider in establishing recommended levels and components of compensation, in addition to those discussed above, include the amount of time devoted by Mr. Cambridge to Parallel's overall business activities, the fact that he does not participate in any of Parallel's insurance or retirement plans and the extent to which Mr. Cambridge becomes directly involved in special projects that Parallel undertakes. These factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In June, 2001, our Committee reviewed Mr. Cambridge's overall compensation and performance. Upon review, the Committee recommended, and the Board of Directors approved, an increase in Mr. Cambridge's cash compensation from $77,755 to $101,080, effective June 1, 2001, and the grant of a stock option to purchase 100,000 shares of common stock. A cash bonus of $25,000 was also awarded to Mr. Cambridge. The Committee's determination was based on Parallel's and Mr. Cambridge's performance over the prior twelve-month period, with an objective of creating an overall compensation arrangement that would both reward Mr. Cambridge for his prior performance and provide long term incentives. In this regard, at the end of 2000, Parallel had achieved record levels of revenues, net income and the discounted present value of oil and gas reserves. However, during the first half of 2001, we saw natural gas and oil prices begin to fall. Although the full extent of the adverse effects of these price declines was not known until the end of 2001, our recommendations underscored our belief that the stock option granted to Mr. Cambridge, coupled with the increase in the cash component of his compensation, would provide and maintain an incentive for Mr. Cambridge to continue his efforts to increase the value of Parallel for the benefit of all of our stockholders, even under deteriorating industry conditions. The cash bonus to Mr. Cambridge was made in recognition of his individual responsibilities and as a reward for extraordinary efforts during the period under review. We also believe that the leadership, business skills and execution of business plans demonstrated by Mr. Cambridge in 2000 and 2001 have been instrumental in keeping Parallel on track for future growth and increasing the value of Parallel. In reviewing the overall compensation of Mr. Cambridge and evaluating his individual performance, we also took into account the fact that he had not received an increase in his cash compensation since August, 1998 and that the previous stock option grant to Mr. Cambridge was made in October, 1999.

         We anticipate that our Committee will be reviewing and considering alternative incentive compensation arrangements for our executive officers, including Mr. Cambridge.

         Limit on Deductibility of Certain Compensation

         Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year have not been a factor in our considerations or recommendations.


                                                   Dewayne E. Chitwood
                                                   Charles R. Pannill

SUMMARY OF ANNUAL COMPENSATION


         The table below shows a summary of the types and amounts of compensation paid to our executive officers during the last three years.

                           Summary Compensation Table

                                                                                                 Long-Term Compensation
                                                                              -----------------------------------------------------
                                           Annual Compensation                             Awards                         Payouts
                                  --------------------------------------      -----------------------------------      ------------
                                                               Other                                                    All
                                                               Annual         Restricted   Securities                   Other
                                                               Compen-         Stock       Underlying      LTIP         Compen-
     Name and                      Salary       Bonus          sation          Awards       Options/      Payouts       sation
Principal Position    Year          ($)          ($)             ($)            ($)          SAR(#)         ($)           ($)
------------------    ----        -------     ---------       ----------      ----------   ----------     -------      ------------
T. R. Cambridge       2001         91,362       26,000            900             0          100,000         0             0
   Chief Executive    2000         77,755        2,000            900             0             0            0             0
   Officer and        1999         77,755        1,000            900             0           50,000         0             0
   Chairman of the
   Board

L. C. Oldham          2001        170,392       26,000         17,922 (1)         0          200,000         0          14,470(2)
   President          2000        161,000        2,000         10,067             0             0            0          12,230
   and Director       1999        125,000        1,000         20,221             0          100,000         0           5,771

E. A. Bayley          2001         96,155       26,000         15,705 (3)         0           50,000         0           6,489(4)
   Vice President of
   Engineering

J. S. Rutherford      2001        103,411       26,000         15,028 (5)         0           50,000         0           6,925(6)
   Vice President of
   Land  and
   Administration

----------

(1) These amounts include insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $16,366 for 2001; $7,058 for 2000; and $18,534 for 1999.

(2) For 2001, such amount includes $11,482 contributed by Parallel to Mr. Oldham's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account and the reimbursement to Mr. Oldham of $2,988 for income tax preparation and planning. For 2000, such amount includes $9,750 contributed by Parallel to Mr. Oldham's retirement account and the reimbursement to Mr. Oldham of $2,480 for income tax preparation and planning. The amount shown for 1999 includes Parallel's contribution of $3,750 to Mr. Oldham's retirement account and reimbursement of $2,021 for income tax preparation.

(3) This amount includes insurance premiums in the amount of $14,808 for nondiscriminatory group life, medical, disability and dental insurance.

(4) This amount represents Parallel's contribution to Mr. Bayley's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account.

(5) This amount includes insurance premiums in the amount of $13,155 for nondiscriminatory group life, medical, disability and dental insurance.

(6) This amount represents Parallel's contribution to Mr. Rutherford's individual retirement account maintained under the 408(k) simplified employee pension plan/individual retirement account.


STOCK OPTIONS


         Parallel uses stock options as part of the overall compensation of Directors, officers and employees. Summary descriptions of our stock option plans are included in this Proxy Statement so you can review the types of options we have granted and the significant features of our stock options.

         In the following table, we show certain information with respect to stock options granted in 2001 to the named executive officers.



                                              Option/Sar Grants in Last Fiscal Year

                                                        Individual Grants
                       -------------------------------------------------------------------------
                                                                                                         Potential Realizable
                                                                                                            Value at Assumed
                         Number of           Percent of                                                   Annual Rates of Stock
                         Securities         Total Option                                                 Price Appreciation for
                         Underlying          Granted to           Exercise or                                Option Term (2)
                         Options            Employees in          Base Price        Expiration         --------------------------
       Name              Granted (#)       Fiscal Year (1)         ($/Sh)              Date              5%($)           10%($)
-------------------    ---------------     ---------------        -----------      -------------       --------        ----------
T. R. Cambridge             100,000(3)             25.0%              4.97         June 20, 2011        313,110          790,230

L. C. Oldham                200,000(4)             50.0%              4.97         June 20, 2011        626,220        1,580,460

E. A. Bayley                 50,000(5)             12.5%              4.97         June 20, 2011        156,555          395,115

J. S. Rutherford             50,000(5)             12.5%              4.97         June 20, 2011        156,555          395,115

-----------

(1) Percentages are calculated excluding from the denominator the stock option granted to Mr. Cambridge since he is not an employee.

(2) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(3) A nonqualified stock option to purchase 100,000 shares of common stock was granted to Mr. Cambridge on June 20, 2001 under Parallel's 2001 Nonemployee Directors' Stock Option Plan. The option is exercisable in two equal annual installments on December 21, 2001 and June 21, 2002.

(4) On June 20, 2001 an incentive stock option to purchase 200,000 shares of common stock was granted to Mr. Oldham under Parallel's 1998 Stock Option Plan. The option is exercisable in ten equal annual installments, commencing January 1, 2002.

(5) On June 20, 2001, nonstatutory stock options to purchase 50,000 shares of common stock were granted to Mr. Bayley and Mr. Rutherford. The options were granted under Parallel's Employee Stock Option Plan and are exercisable in two equal installments on June 20, 2002 and June 20, 2003.

         The following table shows certain information about stock options exercised in 2001 and the value of unexercised stock options held by Parallel's executive officers at December 31, 2001.


                       Aggregated Option/SAR Exercises in
            Last Fiscal Year and Fiscal Year - End Option/SAR Values


                                                                                                         Value of Unexercised
                                                              Number of Securities Underlying            in-the-Money Options
                                                                    Unexercised Options               at Fiscal Year-End ($) (2)
                             Shares           Value                 at Fiscal Year-End (#)            --------------------------
                          Acquired on        Realized         -------------------------------
        Name                Exercise          ($)(1)          Exercisable       Unexercisable         Exercisable  Unexercisable
       ------             -----------        --------         -----------       -------------         -----------  -------------
T.R. Cambridge                 --               --              350,000              50,000             68,000(3)              (3)
L. C. Oldham                247,000          670,340            400,000             200,000            136,700(4)              (4)
E. A. Bayley                   --               --              205,000              50,000             54,680(5)              (5)
J. S. Rutherford             11,250           25,875            108,750              50,000             54,680(6)              (6)

----------

(1) The value realized is equal to the fair market value of a share of common stock on the date of exercise, less the exercise price of the stock options exercised.

(2) The value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end ($3.18 per share), based on the last sale price of Parallel's common stock, less the exercise price.

(3) At December 31, 2001, the exercise prices of exercisable options to purchase a total of 300,000 shares of common stock held by Mr. Cambridge exceeded $3.18, the fair market value of our common stock on that date. In addition, an unexercisable stock option to purchase 50,000 shares of common stock was held by Mr. Cambridge at fiscal year-end, which also had an exercise price greater than $3.18.

(4) At December 31, 2001, the exercise prices of exercisable options to purchase a total of 300,000 shares of common stock held by Mr. Oldham exceeded the fair market value of our common stock on December 31, 2001, and the exercise price of unexercisable options to purchase 200,000 shares exceeded the fair market value of our common stock at the same date.

(5) At December 31, 2001, the exercise prices of exercisable options to purchase a total of 165,000 shares of common stock held by Mr. Bayley exceeded $3.18, the fair market value of our common stock on that date. In addition, an unexercisable stock option to purchase 50,000 shares of common stock was held by Mr. Bayley at fiscal year-end, which also had an exercise price greater than $3.18.

(6) At December 31, 2001, the exercise prices of exercisable options to purchase a total of 68,750 shares of common stock held by Mr. Rutherford exceeded $3.18, the fair market value of our common stock on that date. In addition, an unexercisable stock option to purchase 50,000 shares of common stock was held by Mr. Rutherford at fiscal year-end, which also had an exercise price greater than $3.18.

         At December 31, 2001, a total of 2,946,250 shares of common stock were authorized for issuance under our equity compensation plans. In the table below, we describe certain information about these shares and the equity compensation plans which provide for their authorization and issuance. You can find additional information about our stock option plans beginning on page 19 of this Proxy Statement.


                      Equity Compensation Plan Information

                                    (a)                             (b)                            (c)
Plan category                       Number of securities to         Weighted-average               Number of securities
                                    be issued upon exercise         exercise price of              remaining available for
                                    of outstanding options,         outstanding options,           future issuance under
                                    warrants and rights             warrants and rights            equity compensation
                                                                                                   plans (excluding
                                                                                                   securities reflected in
                                                                                                   column (a))
                                    ------------------------------  ------------------------------ -------------------------------
Equity compensation plans
approved by security holders                  1,803,750                          $3.87                         567,500

Equity compensation plans
not approved by security                        575,000(1)                       $3.80                               0
holders

Total                                         2,378,750                          $3.86                         567,500
                                    ------------------------------  ------------------------------ -------------------------------


(1) These shares include an aggregate of 200,000 shares of common stock underlying stock options granted in June, 2001 to non-officer employees pursuant to the Employee Stock Option Plan; 275,000 shares of common stock underlying a stock purchase warrant we issued to an investment banking firm in November, 2001; and 100,000 shares of common stock underlying a stock option granted to Mr. Cambridge in 1993.

                             STOCK PERFORMANCE GRAPH



COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

         The indexes in the performance graph compare the annual cumulative total stockholder return on Parallel's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 105 U.S. companies engaged in crude oil and natural gas operations, based on an SIC Code Index for crude petroleum and natural gas companies, whose stocks were traded on Nasdaq during the five-year period ended December 31, 2001. The SIC Code Index is published by the Center for Research in Security Prices of the University of Chicago Graduate School of Business. The table assumes that the value of an investment in Parallel's common stock and each index was $100 at the end of 1996 and that all dividends were reinvested.





                               [PERFORMANCE GRAPH]





    Symbol      Total Returns Index for:              12/31/96   12/31/97   12/31/98 12/31/99  12/31/00  12/31/01
    ------      -----------------------               --------   --------   -------- --------  --------  --------
      |X|     Parallel Petroleum Corporation           100.0      144.0     30.7      36.0      81.3      67.8
      *       Nasdaq Stock Market (US Companies)       100.0      122.5    172.7     320.9     193.0     153.1
      o       NASDAQ Stocks (SIC 1310-1319 US          100.0       95.3     46.3      47.8      99.4      74.5
                   Companies) Crude Petroleum and
                   Natural Gas

CHANGE OF CONTROL ARRANGEMENTS

         Agreements

         In June, 2001, Parallel entered into Change of Control Agreements with Mr. Cambridge, Mr. Oldham, Mr. Bayley, Mr. Rutherford and four other employees. These agreements provide that upon the occurrence of a Change of Control, each person will receive a single lump sum cash payment in an amount equal to one year's salary. The agreements also provide for continued participation in Parallel's medical, dental, disability and life insurance and retirement plans for a period of twelve months after a Change of Control. A Change of Control occurs when:

         o any person becomes the beneficial owner of Parallel's voting shares entitling that person to 20% or more of the voting power of Parallel;

         o less than a majority of the members of the Board are continuing directors; or

         o the stockholders of Parallel approve a transaction providing for (1) Parallel to be merged, consolidated or otherwise combined with another person, (2) the sale of all or substantially all the assets or stock of Parallel or (3) the liquidation or dissolution of Parallel.

         Stock Option Plans

         Parallel's outstanding stock options and stock option plans contain certain change of control provisions which are applicable to Parallel's outstanding stock options, including the options held by our officers and Directors. For purposes of our options, a change of control occurs if:

         o Parallel is not the surviving entity in a merger or consolidation;

         o Parallel sells, leases or exchanges all or substantially all of its assets;

         o        Parallel is to be dissolved and liquidated;

         o any person or group acquires beneficial ownership of more than 50% of Parallel's common stock; or

         o in connection with a contested election of directors, the persons who were directors of Parallel before the election cease to constitute a majority of the Board of Directors.

         If a change of control occurs, the Compensation Committee of the Board of Directors can:

         o        accelerate the time at which options may be exercised;

         o require optionees to surrender some or all of their options and pay to each optionee the change of control value;

         o make adjustments to the options to reflect the change of control; or

         o permit the holder of the option to purchase, instead of the shares of common stock as to which the option is then exercisable, the number and class of shares of stock or other securities or property which the optionee would acquire under the terms of the merger, consolidation or sale of assets and dissolution if, immediately before the merger, consolidation or sale of assets or dissolution, the optionee had been the holder of record of the shares of common stock as to which the option is then exercisable.

         The change of control value is an amount equal to, whichever is applicable:

         o the per share price offered to Parallel's stockholders in a merger, consolidation, sale of assets or dissolution transaction;

         o the price per share offered to Parallel's stockholders in a tender offer or exchange offer where a change of control takes place; or

         o if a change of control occurs, other than from a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Committee.


COMPENSATION OF DIRECTORS

         Parallel's nonemployee Directors each receive $1,500 for attending meetings of the Board of Directors and $750 for attending meetings of Board committees. Under these arrangements, during 2001, Mr. Duke, a Director until his death in January, 2002, received $8,750; Mr. Pannill - $8,500; Mr. Chitwood
- $9,750; Mr. Oring - $6,000; and Mr. Shrader - $6,000. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         Directors who are not employees of Parallel are eligible to participate in Parallel's 1997 Nonemployee Directors Stock Option Plan and the 2001 Nonemployee Directors Stock Option Plan. On May 2, 2001, Mr. Oring and Mr. Shrader were each granted an option to purchase 5,000 shares of common stock under the 1997 Nonemployee Directors Stock Option Plan. Mr. Chitwood was also granted an option to purchase 25,000 shares under this plan. All of the options have an exercise price of $4.58, the fair market value of the common stock on May 2, 2001. The options became exercisable as to one-half of the shares on November 8, 2001 and the remaining one-half become exercisable on May 8, 2002. The options expire ten years from the grant date.

         On June 20, 2001, options to purchase a total of 225,000 shares of common stock were granted under the 2001 Nonemployee Directors Stock Option Plan to our nonemployee Directors. Mr. Duke received an option to purchase 25,000 shares of common stock; Mr. Chitwood - 25,000 shares; Mr. Oring - 25,000 shares; Mr. Pannill - 25,000 shares; Mr. Shrader - 25,000 shares; and Mr. Cambridge - 100,000 shares. All of the options were granted with an exercise price of $4.97 per share, the fair market value of the common stock on the date of grant. The options became exercisable with respect to one-half of the shares on December 21, 2001, and the remaining one-half become exercisable on June 21, 2002. The options expire on June 20, 2011.

         Parallel's 1992 Stock Option Plan provides for the granting of a one-time stock option to purchase 25,000 shares of common stock to each person who becomes a nonemployee director after March 1, 1992. On May 7, 2002, Mr. Oring and Mr. Shrader each received a stock option to purchase

20,000 shares of common stock under these provisions of the plan. The options granted to them are exercisable for 20,000 shares of common stock, rather than 25,000 shares, because at the time of grant there were only 40,000 shares remaining available for grant under the plan. The options have an exercise price of $4.61 per share, the fair market value of the common stock on the date of grant. The options became exercisable as to one- half of the shares on November 8, 2001 and the remaining one-half become exercisable on May 8, 2002. The options expire ten years from the grant date.


STOCK OPTION PLANS

         1983 Incentive Stock Option Plan

         In May, 1984, our stockholders approved and adopted the 1983 Incentive Stock Option Plan. Stock options granted under the 1983 Plan were incentive stock options within the meaning of the Internal Revenue Code. Incentive stock options can provide the optionee with certain favorable tax benefits. The 1983 Plan was administered by the Compensation Committee of the Board of Directors. Under the terms of the 1983 Plan, all employees of Parallel were eligible to participate. The 1983 Plan authorized the granting of options to purchase a total of 750,000 shares of common stock. All options granted under the 1983 Plan were granted with exercise prices equal to the fair market value of the common stock on the date of grant. Options granted under the 1983 Plan could not be exercised for a period more than ten years after the grant date.

         The 1983 Plan expired by its own terms in 1993, except with respect to outstanding options. The last outstanding stock option granted under the 1983 Plan was exercised in December, 2001.

         No additional options are available to be granted under the 1983 Plan.

         1992 Stock Option Plan

         In May, 1992, our stockholders approved and adopted the 1992 Stock Option Plan. The 1992 Plan provides for granting to key employees, including officers and Directors who are also key employees of Parallel, and Directors who are not employees, options to purchase up to an aggregate of 750,000 shares of common stock. Options granted under the 1992 Plan to employees may be either incentive stock options or options which do not constitute incentive stock options. Options granted to nonemployee Directors will not be incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom are eligible to participate in the 1992 Plan except to receive a one-time option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee selects the employees who are to be granted options and establishes the number of shares issuable under each option and other such terms and conditions as may be approved by the Compensation Committee. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant.

         The 1992 Plan provides for the granting of an option to purchase 25,000 shares of common stock to each individual who was a nonemployee Director of Parallel on March 1, 1992 and to each individual who becomes a nonemployee Director following March 1, 1992. Members of the Compensation

Committee are not eligible to participate in the 1992 Plan other than to receive a nonqualified stock option to purchase 25,000 shares of common stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of common stock pursuant to the terms of a prior option agreement. An agreement that grants an option in exchange for a prior option must provide for the surrender and cancellation of the prior option. The purchase price of common stock issued under an option granted in exchange for a prior option is determined by the Compensation Committee and may be equal to the price for which the optionee could have purchased common stock under the prior option.

         At March 1, 2002, 65,000 shares of common stock remained authorized for issuance under the plan. However, the 1992 Plan prohibits the grant of options after March 1, 2002. Consequently, no additional options are available to be granted under the 1992 Plan.

         At March 1, 2002, options to purchase a total of 508,750 shares of common stock were outstanding under this plan.

         1997 Nonemployee Directors Stock Option Plan

         The Parallel Petroleum 1997 Non-employee Directors Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held in May, 1997. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         The Directors Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the Nonemployee Directors who are to be granted options; to establish the number of shares which may be issued to Nonemployee Directors under each option; and to prescribe the terms and conditions of the options in accordance with the Plan. Under provisions of the Directors Plan, the option exercise price must be the fair market value of the stock subject to the option on the date the option is granted. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise (1) in cash, (2) by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or (3) a combination of cash or stock, as established by the Compensation Committee.

         Options may not be granted under this plan after March 27, 2007. At March 1, 2002, options to purchase a total of 405,000 shares of common stock were outstanding under this plan.

         At March 1, 2002, options to purchase 82,500 shares of common stock were available for future grant under this plan.

         1998 Stock Option Plan

         In June, 1998, our stockholders adopted the 1998 Stock Option Plan. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of common stock. Stock options granted under the 1998 Plan may be either incentive stock options or stock options which do not constitute incentive stock options.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are not eligible to participate in the 1998 Plan. Only employees are eligible to receive options under the 1998 Plan. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant. Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         Options may not be granted under the 1998 Plan after March 11, 2008. At March 1, 2002, options to purchase a total of 665,000 shares of common stock were outstanding under this plan.

         At Mach 1, 2002, there were available for future grant under the 1998 Stock Option Plan options to purchase 145,000 shares of common stock.

         2001 Nonemployee Directors Stock Option Plan

         The Parallel Petroleum 2001 Nonemployee Directors Stock Option plan was approved by our stockholders at the annual meeting of stockholders held in June, 2001. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.

         The Directors Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the Nonemployee Directors who are to be granted options; to establish the number of shares which may be issued to Nonemployee Directors under each option; and to prescribe such terms and conditions, as the Committee shall prescribe from time to time in accordance with the Plan. Under provisions of the Directors Plan, the option exercise price must be the fair market value of the stock subject to the option on the date the option is granted. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.

         Options may not be granted under this plan after May 2, 2011. At March 1, 2002, options to purchase 225,000 shares of common stock were outstanding under this plan.

         At March 1, 2002, there were available for future grant under this plan options to purchase 275,000 shares of common stock.

         Employee Stock Option Plan

         In June, 2001, our Board of Directors adopted the Parallel Petroleum Employee Stock Option Plan. This plan provides for the granting of options to purchase up to 200,000 shares of common stock, less than 1.00% of our outstanding shares of common stock. Directors and officers are not eligible to receive options under this plan. Only employees are eligible to receive options. Stock options granted under this plan are not incentive stock options.

         This plan was implemented without stockholder approval.

         The Employee Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.

         Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant. Options granted under this plan are not transferable other than by will or the laws of descent and distribution.

         The Employee Stock Option Plan will expire on June 20, 2011. Unless some of the options that have been granted under the plan are forfeited and again become available for future grant, no additional options may be granted under this plan.

         At March 1, 2002, options to purchase 200,000 shares of common stock were outstanding under this plan.

         Other Option Grants

         The Board of Directors granted a nonqualified stock option to Mr. Cambridge in October, 1993 under the general corporate powers of Parallel, without stockholder approval. Upon recommendation of the Board's Compensation Committee, the Board granted the option to Mr. Cambridge to purchase 100,000 shares of common stock at an exercise price of $3.9375 per share, the fair market value of the common stock on the date of grant. The option is not transferable, except by will or the laws of descent and distribution. The option expires in October, 2003.

RETIREMENT PLAN

         Parallel maintains under Section 408(k) of the Code a combination simplified employee pension and individual retirement account plan for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

         Contributions to employee SEP accounts may be made at the discretion of Parallel, as authorized by the Compensation Committee of the Board of Directors. The percentage of contributions may vary from time to time. However, the same percentage contribution must be made for all participating employees. Parallel is not required to make annual contributions to the employees SEP accounts. Parallel may make tax-deductible contributions for each employee participant of up to 15% of a participant's compensation, or $30,000, whichever is less. Under the prototype simplified employee pension plan adopted by Parallel, all of the SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions made by Parallel, employees may make individual annual IRA contributions of up to the lesser of $10,500 or 15% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         Parallel presently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 6% of each employee's salary during any calendar year. During 2001, Parallel contributed an aggregate of $39,760 to the accounts of eight employee participants. Of this amount, $11,482 was allocated to Mr. Oldham's account; $2,574 was allocated to Mr. Bayley's account; and $6,925 was allocated to Mr. Rutherford's account.

INCENTIVE AWARD AGREEMENTS

         Following meetings of Parallel's Board of Directors and its Compensation Committee in May, 2000, and August, 2000, the Board of Directors at a meeting held in September, 2000, authorized Parallel to enter into Incentive Award Agreements with Mr. Cambridge, Mr. Oldham, Mr. Bayley, Mr. Rutherford and four other employees. These agreements, which were entered into in December, 2001, are intended to provide an incentive to the participants and to reward outstanding efforts and achievements by them when there is a material contribution to Parallel's success resulting from an Award Event. An Award Event generally means an acquisition of First Permian, a sale of substantially all of First Permian's assets, or Parallel's sale or other disposition of its 30.675% ownership interest in First Permian. The agreements awarded Unit Equivalent Rights to the recipients. A Unit Equivalent Right is essentially equivalent to a Common Unit of common membership interest in First Permian. At March 1, 2002, First Permian had outstanding 1,140,992 Common Units and 1,350,000 Preferred Units. Parallel owns 350,000 Common Units of First Permian. The Unit Equivalent Rights entitle the recipient to a one-time cash bonus. Payment of the bonus is triggered by the occurrence of an Award Event. The amount of a bonus payment is equal to the difference between $30.00 per Common Unit and the price per Common Unit received by First Permian's holders of Common Units in a transaction that constitutes an Award Event, multiplied by the number of Unit Equivalent Rights granted to the recipient. To illustrate, assuming the holders of First Permian's Common Units received $100.00 per Common Unit from a sale of assets, a recipient of 1,000 Unit Equivalent Rights would be entitled to receive a cash payment equal to $70.00 ($100.00 minus $30.00) multiplied by 1,000, or $70,000.00. Under these Incentive Award Agreements, 9,564 Unit Equivalent Rights were granted to Mr. Oldham; 2,394 were granted to Mr. Cambridge; 2,869 to Mr. Bayley; 7,173 to Mr. Rutherford; and a total of 2,500 Unit Equivalent Rights were granted to four other employees.

         On April 8, 2002, First Permian sold all of its assets to a third party for the gross purchase price of $120 million cash and 3,043,979 shares of the third party's common stock. The net proceeds to First Permian were $19,835,427 cash and $83,391,325 in stock, based on $27.40 per share, the fair market value of the purchaser's stock on the closing date. Parallel's 30.675% share of the net proceeds of cash and stock had an aggregate value on the closing date of $31,664,805, or $90.47 per Common Unit.

Under the Incentive Award Agreements, the holders of the Unit Equivalent Rights are entitled to receive in 2002 $60.47 per Unit Equivalent Right ($90.47 less $30.00), or a total of $578,335 for Mr. Oldham; $433,751 for Mr. Rutherford; $173,488 for Mr. Bayley; and $144,765 for Mr. Cambridge.

         The Incentive Award Agreements also contemplate cash payments upon a Change of Control of Parallel, defined as:

         o any person becoming the owner of 20% or more of Parallel's voting securities;

         o less than a majority of the members of Parallel's Board of Directors continuing to serve as a Director; or

         o approval by Parallel's stockholders of a transaction providing for (1) Parallel to be merged, consolidated or otherwise combined with another person, (2) the sale of all or substantially all of the assets of Parallel, or (3) the liquidation or dissolution of Parallel.

         Upon the occurrence of a Change of Control, each holder of Unit Equivalent Rights is entitled to receive a cash payment in an amount equal to the number of Unit Equivalent Rights owned, multiplied by the Per Unit Change of Control Value. The Per Unit Change of Control Value means the quotient of (a) the sum of (1) the remainder of (A) the discounted future net income of First Permian's total proved reserves using SEC requirements, minus (B) the sum of (i) all liabilities of First Permian as set forth in its balance sheet as of the most recent date preceding the Change of Control plus (ii) the liquidation amount of First Permian's outstanding Preferred Units (approximately $13,500,000 plus cumulated but unpaid cash dividends), (2) plus all current assets of First Permian as set forth in its balance sheet, divided by (b) the total number of First Permian's outstanding Common Units.

CERTAIN TRANSACTIONS

         From time to time, Wes-Tex Drilling Company, L.P. acquires undivided interests in oil and gas leasehold acreage from our company and participates with us and other interest owners in our drilling and development operations. Myrle Greathouse, a Director of Parallel from October, 1993 until his resignation on December 19, 2000, was also the sole director and the sole shareholder of Wes-Tex until his death on December 29, 2000. Mr. Chitwood was appointed to Parallel's Board on December 19, 2000 to fill the vacancy created by Mr. Greathouse's resignation and he became the executor of Mr. Greathouse's estate on January 17, 2001. Mr. Chitwood became the Chief Executive Officer of Wes-Tex on January 30, 2001. Wes-Tex participates in these operations under standard form operating agreements on the same or similar terms afforded by Parallel to nonaffiliated third parties. We invoice all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses. During 2001, we billed Wes-Tex $22,221 for its proportionate share of lease operating expenses incurred on properties we operate. The largest amount owed to us by Wes-Tex at any one time during 2001 for its share of lease operating expenses was $6,170. At December 31, 2001, Wes- Tex owed us $1,267 for these expenses. During 2001, we disbursed $58,335 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of oil and gas produced from properties in which Wes-Tex and Parallel owned interests.

         During 2001, Cambridge Production, Inc., a corporation owned by Mr. Cambridge, served as operator of two wells on oil and gas leases in which we also owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing production, employing field personnel, maintaining production and other records, determining the location and timing of drilling of wells, administering gas contracts, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 2001, Cambridge Production billed us $115,493 for our pro rata share of lease operating expenses and drilling and workover expenses. We paid $131,561 to Cambridge Production during 2001, which included amounts remaining unpaid and owed to Cambridge Production at the end of 2000. The largest amount we owed Cambridge Production at any one time during 2001 was $28,492. At December 31, 2001, no amounts were due to us from Cambridge Production. Cambridge Production's billings to Parallel are made monthly on the same basis as all other working interest owners in the wells. Our pro rata share of oil and gas sales during 2001 from the wells operated by Cambridge Production was $319,308. At December 31, 2001, we owed Cambridge Production $2,625.

         E. R. Duke, a Director of Parallel until January, 2002, and two entities owned and controlled by Mr. Duke (Duke and Cain Partnership and Mustang Mud, Inc.), collectively owned interests in a total of 15 wells in which Parallel also owned interests in 2001. Five of these wells are operated by Parallel. In 2001, we billed Mr. Duke and the two entities an aggregate amount of $222,557 for lease operating expenses and drilling and workover expenses. During the same period, Mr. Duke and the two entities paid Parallel an aggregate amount of $215,364. At December 31, 2001, Mr. Duke and the two entities owed Parallel $10,428 for their pro rata share of lease operating and drilling and workover expenses. The largest amount owed to us by Mr. Duke and the two entities at any one time during 2001 was $67,048. We disbursed an aggregate amount of $102,679 to Mr. Duke and the two entities for payment of their pro rata share of the proceeds from sales of oil and gas produced from these wells. Parallel's billings to Mr. Duke and the two entities are made monthly on the same basis as all other working interest owners in the wells.

         Martin B. Oring, a Director of Parallel, is the owner and manager of Wealth Preservation, L.L.C., a financial consulting services firm. One of Wealth Preservation's clients is Stonington Corporation, an investment banking firm we engaged in November, 2001 for the purpose of obtaining general corporate financial advisory services and financial advisory services in the placement of debt or equity securities. Under Wealth Preservation's August, 2001 consulting agreement with Stonington, Wealth Preservation agreed to assist Stonington in determining the type and nature of financial advice to be provided by Stonington to Parallel. The consulting agreement required Stonington to pay Mr. Oring an initial fee of $12,500, and thereafter a quarterly fee in the amount of $6,250. The agreement also provides that Mr. Oring is entitled to receive one-third of any warrants, options or other rights that Parallel has issued and may in the future issue to Stonington. Under Parallel's agreement with Stonington, we issued to Stonington five-year warrants to purchase 275,000 shares of common stock having an exercise price of $2.95 per share, the fair market value of Parallel's common stock on the date the warrants were issued. Parallel may be required to issue to Stonington warrants to purchase an additional 100,000 shares of common stock if Parallel consummates the sale of any debt or equity securities. We are also required under our agreement with Stonington to pay aggregate fees of $200,000 to Stonington for its services. Mr. Oring's agreement with Stonington expires when Parallel's agreement with Stonington expires. Our agreement with Stonington terminates June 30, 2002, unless extended by the parties on mutually acceptable terms.

         During 2001, we paid $72,098 to First Permian for reimbursement of general and administrative expenses. First Permian paid $23,647 to us for reimbursement of general and administrative expenses.

At December 31, 2001, no amounts were owed First Permian. At that same date, First Permian owed us $1,170. First Permian also paid Parallel management fees in the aggregate amount of $68,750.

         We believe the transactions described above were made on terms no less favorable than if we had entered into the transactions with an unrelated party.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2002. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG LLP. KPMG LLP has been our independent auditor since 1979.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         STOCKHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.

         STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO THE MANAGER OF INVESTOR RELATIONS, PARALLEL PETROLEUM CORPORATION, ONE MARIENFELD PLACE, SUITE 465, 110 N. MARIENFELD, MIDLAND, TEXAS 79701.

                              STOCKHOLDER PROPOSALS

         Stockholders desiring to submit proposals under SEC Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2002 annual meeting must submit proposals to us at our principal executive office on or before January 17, 2003 and must satisfy the conditions established by the SEC for such proposals. Proposals should be sent to:

                   Secretary of Parallel Petroleum Corporation
                   One Marienfeld Place
                   110 N. Marienfeld, Suite 465
                   Midland, Texas 79701.

         The use of certified mail, return receipt requested, is suggested.

         The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting, including matters of which we received notice not later than April 19, 2002.

         Proposals that stockholders wish to present at the 2003 annual meeting (other than pursuant to the procedures in SEC Rule 14a-8) must be received by Parallel within the time periods established by our bylaws, and must satisfy the other conditions for such proposals set forth in our bylaws. Under the terms of our bylaws, if we provide at least 70 days' notice or prior public disclosure of the date of the 2003 annual meeting, notice of a matter to be submitted at the 2003 annual meeting must be delivered to us not less than 60 days nor more than 90 days prior to the meeting. If less than 70 days' notice or prior public disclosure of the date of the 2003 annual meeting is given, notices of matters to be submitted at the annual meeting must be received not later than 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure was made. If we do not timely receive notice of a matter to be brought before the meeting, such matter may be excluded from consideration at the meeting. Stockholders are advised to review our bylaws which contain these advance notice requirements.


                                By Order of the Board of Directors



                                          THOMAS W. ORTLOFF
                                          Secretary


Midland, Texas
May 17, 2002

PROXY                    PARALLEL PETROLEUM CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 2002


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on May 10, 2002, which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated May 17, 2002, receipt of which is acknowledged.


1. ELECTION OF DIRECTORS:

    FOR ALL NOMINEES LISTED BELOW               WITHHOLD AUTHORITY
[ ] (except as marked to the contrary)      [ ] (to vote for all nominees below)

(INSTRUCTIONS: To withhold authority to vote for any nominee below, strike a line through the nominee's name)

Thomas R. Cambridge, Dewayne E. Chitwood, Larry C. Oldham, Martin B. Oring, Charles R. Pannill, Jeffrey G. Shrader.

2. APPROVAL OF SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.


          [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN



                            (Please See Reverse Side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                           Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                           DATED                                     , 2002
                                ------------------------------------


                           -----------------------------------------------------
                                                Signature


                           -----------------------------------------------------
                                        Signature if held jointly



                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.